                                                                    EXHIBIT 99.3


                                 [HEXCEL LOGO]


                                  NEWS RELEASE

  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666


                                 CONTACT:         INVESTORS:
                                                  STEPHEN C. FORSYTH
                                                  (203) 969-0666 EXT. 425
                                                  stephen.forsyth@hexcel.com

                                                  MEDIA:
                                                  MICHAEL BACAL
                                                  (203) 969-0666 EXT. 426
                                                  michael.bacal@hexcel.com


             HEXCEL REPORTS 2001 FOURTH QUARTER AND YEAR-END RESULTS


HIGHLIGHTS:

o ADJUSTED EBITDA $19.9 MILLION FOR THE FOURTH QUARTER AND $119.2 MILLION FOR THE YEAR

o SENIOR CREDIT FACILITY BANK SYNDICATE APPROVES AMENDMENT TO CREDIT AGREEMENT THAT INCLUDES FINANCIAL COVENANTS THAT ACCOMMODATE ANTICIPATED BUSINESS OUTLOOK IN 2002 AND RESTRUCTURING PLANS

o INVENTORY REDUCTION OF $32.3 MILLION (20%) TO $131.7 MILLION CONTRIBUTES TO $3.3 MILLION REDUCTION IN NET DEBT IN QUARTER

o NON-RECURRING CHARGES IN THE QUARTER OF $400.6 MILLION (TOTAL CASH OF $35.0 MILLION; $6.6 MILLION IN THE QUARTER) AS COMPANY COMMENCES MAJOR RESTRUCTURING PROGRAM, RECORDS GOODWILL IMPAIRMENTS AND WRITES-DOWN DEFERRED TAXES AND AN INVESTMENT IN AN AFFILIATED COMPANY. RESTRUCTURING PROGRAM EXPECTED TO RESULT IN A $60.0 MILLION REDUCTION IN CASH FIXED COSTS

o DOUBLE DIGIT REVENUE GROWTH IN SPACE & DEFENSE AND INDUSTRIAL MARKETS OFFSET BY CONTINUED DEPRESSED ELECTRONICS DEMAND AND SLOWING OF COMMERCIAL AEROSPACE. OUTLOOK FOR 2002 REMAINS UNCHANGED

- --------------------------------------------------------------------------------------------------------------------
                                                        QUARTER ENDED DECEMBER 31,         YEAR-ENDED DECEMBER 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                           2001         2000            2001           2000
- --------------------------------------------------------------------------------------------------------------------
PRO FORMA (a):
   Net Sales                                                 $239.1          $256.9       $1,009.4       $1,036.8
   Adjusted EBITDA (b)                                        $19.9           $37.1         $119.2         $144.0
- --------------------------------------------------------------------------------------------------------------------
AS REPORTED:
   Net Sales                                                 $239.1          $256.9       $1,009.4       $1,055.7
   Gross margin %                                             14.7%           22.2%          18.9%          21.9%
   Adjusted operating income (c)                               $2.8           $22.5          $56.0          $86.3
   Adjusted operating income % (c)                             1.2%            8.8%           5.5%           8.2%
   Adjusted EBITDA (b)                                        $19.9           $37.1         $119.2         $144.9
   Provision for (benefit from) income taxes (d)              $31.5           $(0.4)         $40.5          $26.3
   Equity in earnings (losses) of affiliated
       companies and write-down of an investment            $(10.1)            $1.6         $(9.5)           $5.5
   Net income (loss)                                       $(413.8)            $1.0       $(433.7)          $54.2
   Diluted earnings (loss) per share                       $(10.88)           $0.03       $(11.54)          $1.32
- --------------------------------------------------------------------------------------------------------------------

(a) Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred on January 1, 2000.
(b) Excludes business consolidation and restructuring expenses, impairment of goodwill and other purchased intangibles, compensation expenses associated with the former CEO's retirement, the gain from the April 2000 sale of the Bellingham business, interest, taxes, depreciation, amortization, equity in earnings (losses) of affiliated companies and a write-down of an investment and the extraordinary gain (loss) on early retirement of debt.
(c) Excludes business consolidation and restructuring expenses, impairment of goodwill and other purchased intangibles, and compensation expenses associated with the former CEO's retirement.
(d) The 2001 fourth quarter and year-end results reflect the impact of the write-down of U.S. deferred tax assets and the impact of ceasing to record the tax benefits from U.S. operating losses commencing during the second quarter of 2001. The 2000 year-end results include approximately $24.0 million of provision for income taxes on the April 2000 gain from the sale of the Bellingham aircraft interiors business.

STAMFORD, CT. January 24, 2002 - Hexcel Corporation (NYSE/PCX: HXL) today reported results for the fourth quarter and full year 2001. Net loss for the 2001 fourth quarter was $413.8 million, or $10.88 per diluted share, compared to net income of $1.0 million, or $0.03 per diluted share for the fourth quarter of 2000. Fourth quarter 2001 results include business consolidation and restructuring expenses of $51.1 million and impairments of goodwill, other purchased intangibles, an equity investment and U.S. deferred tax assets totaling $349.5 million. Excluding business consolidation and restructuring expenses and the impairment charges, the Company's pretax loss for the

2001 fourth quarter was $12.4 million. This compares to pretax income, excluding business consolidation expenses, of $5.4 million in the fourth quarter of 2000.

For the year, the Company's net loss was $433.7 million, or $11.54 per diluted share, compared to net income in 2000 of $54.2 million, or $1.32 per diluted share. Results for 2000 included a gain on the April 26, 2000 sale of the Bellingham aircraft interiors business of $68.3 million ($44.3 million on an after tax basis). Excluding business consolidation and restructuring expenses, impairments of goodwill and other purchased intangibles, and the gain on the sale of the Bellingham business, the Company's pretax loss in 2001 was $13.5 million, as compared to pretax income in 2000 of $17.6 million.

Adjusted EBITDA for the fourth quarter of 2001 was $19.9 million as compared to $37.1 million for the fourth quarter of 2000. Adjusted EBITDA for the 2001 year was $119.2 million as compared to $144.0 million on a pro forma basis for 2000. Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred on January 1, 2000. The Company reports Adjusted EBITDA as this is used as a measure in the financial covenants in its Senior Credit Agreement.

CHIEF EXECUTIVE OFFICER COMMENTS
Commenting on Hexcel's fourth quarter results, Mr. David E. Berges, Chairman, President and Chief Executive Officer, said, "In the fourth quarter, the Company began to dramatically reshape itself to adapt to the new business realities of the post September 11th world. We are well on our way to removing $60.0 million in cash fixed costs. Also during the quarter, we completed the closure of one of the two plants targeted for elimination, reduced inventories by 20%, reduced our capital spending to approximate

60% of depreciation and reassessed the value of all of our assets resulting in several impairments. While the personnel cuts are particularly painful, it is important to note that they are well targeted. Four of the top eleven executive positions have been eliminated (36%), over 30% of the corporate staff has been reduced and almost 20% of all other fixed and indirect positions are being eliminated. R&T, sales and customer service functions were the least affected by the fixed cost actions, and direct labor will only be impacted by customer demand and productivity initiatives. Critical customer programs, growth markets, and strategic research projects have been well funded and staffed."

Mr. Berges continued, "I am particularly pleased with our ability to reduce inventory ahead of the decline in customer sales. Our vertical integration allowed us to take immediate action from composite structures, through prepregs and fabric operations, and all the way down to fiber manufacturing once we had visibility to aerospace customer build rate adjustments. While this quick action had a serious impact on absorption and the resultant gross margin, it minimizes the risk of experiencing the kind of multi-tiered inventory glut that the entire electronics industry supply chain suffered from in 2001. With the benefit of lower fixed costs and more normalized inventory to sales tracking, we anticipate recovering from the anomalous fourth quarter gross margins as 2002 progresses."

Mr. Berges noted, "We are also pleased with the solid support the banks behind our Senior Credit Facility have continued to provide. I am convinced that in addition to our strong share position and the long-term growth prospects for our markets, our aggressive restructuring actions demonstrated that Hexcel does not intend to be a victim of the external challenges 2001 delivered.

Mr. Berges concluded, "The impact of this radical reshaping obviously had a devastating impact on the final quarter of 2001. I trust that those who follow us will recognize that the tragedy of September gave us little choice. We cannot always control events, but we can control how we react to them."

SENIOR CREDIT FACILITY AMENDMENT
Yesterday, the Company's bank syndicate approved an amendment to its Senior Credit Facility. The amendment provides for, among other matters, revised financial covenants that accommodate the Company's anticipated financial performance through the year 2002 in return for the grant of additional collateral and a 100 basis point increase in the interest spread payable over LIBOR for advances under the facility. With the reduced capital requirements that results from the commercial aerospace slowdown, the Company has also agreed to a moderate reduction in the size of the revolving credit facility provided under the agreement. The Company is appreciative of the continuing support it is receiving from its Senior Credit Facility syndicate banks. This amendment will permit the Company to focus on best serving its customers during 2002 and executing its cost reduction and performance improvement plans. The Company will file a copy of the amendment as an exhibit to a Form 8-K next week.

REVENUE TRENDS
Consolidated revenue for the fourth quarter of 2001 of $239.1 million was 6.9% lower than 2000 fourth quarter revenue of $256.9 million. Year on year revenue for Hexcel's space and defense and industrial markets grew in aggregate by $15.0 million in the quarter. Commercial aerospace revenues were marginally higher by $1.7 million compared with last year's fourth quarter results. However, the growth of these three markets could not offset the $34.5 million decline in revenues from the electronics market for the same period. Had the same U.S. dollar, British pound and Euro exchange rates applied in the fourth quarter of 2001 as in the fourth quarter of 2000, revenue for the 2001 quarter would have been $237.1 million.

o COMMERCIAL AEROSPACE. Sales of composite materials and reinforcement products to Airbus, Boeing and regional aircraft producers began to decline as the quarter progressed due to the anticipated supply chain inventory correction associated with the scheduled 2002 decline in commercial aircraft build rates. Revenues for the 2001 fourth quarter were $124.2 million, 3.9% lower than 2001 third quarter revenue of $129.2 million. For the full year, Hexcel experienced 8.0% revenue growth in this market from higher aircraft build rates in 2001.

o SPACE & DEFENSE. Revenues for the 2001 fourth quarter of $39.7 million were 12.5% higher than the prior quarter and 19.9% higher than the fourth quarter of 2000. Revenues for 2001 were $143.3 million, up 11.1% from 2000.

o ELECTRONICS. Sales for the 2001 fourth quarter were $11.6 million, down 74.8% from the fourth quarter of 2000. The 2001 fourth quarter revenues remained depressed reflecting the continued impact of the severe industry downturn and inventory correction working through the global electronics market, as well as intense competition for the remaining low levels of customer demand.

o INDUSTRIAL MARKETS. Sales were $63.6 million in the 2001 fourth quarter compared to $55.2 million in the fourth quarter of 2000. The 15.2% increase in revenues year over year is evident in both the Company's reinforcement products and composite materials segments and reflects, among other things, continued strength in soft body armor, wind energy and new automotive applications. Revenues from recreational applications declined in line with the softening of the global economy.

For the year, the Company's consolidated revenues were $1,009.4 million, compared with consolidated revenues on a pro forma basis of $1,036.8 million for 2000. Revenues declined 2.6% year over year reflecting the severe industry downturn and inventory correction in the electronics market, with sales to that market down $104.2 million or 57.5% year on year. Commercial aerospace revenues were up $40.1 million or 8.0% year on year. Revenues in the space & defense and industrial markets were up 11.1% and 9.8%, respectively, and reflect continuing strengths in these markets. Pro forma revenues give effect to the sale of the Bellingham business as if the transaction had occurred on January 1, 2000.

GROSS MARGIN AND ADJUSTED OPERATING INCOME
Gross margin for the fourth quarter of 2001 was $35.2 million, or 14.7% of sales, compared with $57.0 million, or 22.2% of sales, for the fourth quarter of 2000. Adjusted operating income for the 2001 fourth quarter was $2.8 million, or 1.2% of sales, compared to $22.5 million, or 8.8% of sales, for the 2000 fourth quarter.

Gross margins were impacted by the company-wide focus on dramatically reducing inventories ahead of 2002's anticipated fall-off in commercial aerospace revenues and by the continued depressed demand in the electronics market. Inventories declined by $32.3 million during the quarter to $131.7 million. This repositioning impacted both production efficiencies and the absorption of manufacturing costs across the Company. As in the prior quarter, the significant underutilization of capacity led to an EBITDA loss on electronics sales in the quarter. Hexcel's previously announced fixed cost reduction initiative started during the quarter, but was not yet sufficiently advanced to offset the impact of the inventory reduction.

For the year, gross margin was $190.8 million, or 18.9% of sales, compared with $231.4 million, or 21.9% of sales for 2000. Performance for the year of 2001 was significantly impacted by the lower fourth quarter gross margin. Adjusted operating income for the 2001 year was $56.0 million, or 5.5% of sales, compared to $86.3 million, or 8.2% of sales, for 2000. Gross margin and adjusted operating income for 2000 included $4.5 million and $0.3 million, respectively, related to the operations of the Bellingham aircraft interiors business from January 1 to April 26, the date of its sale.

RESTRUCTURING PLAN
To respond to the forecasted reductions in commercial aircraft production and the continued weakness in electronics, Hexcel announced a major restructuring plan on November 7, 2001. The plan targets a 20% reduction in cash fixed overhead costs, or $60.0 million, as compared to then current spending rates and results should be visible in the Company's second quarter 2002 performance. The plan also provides for the reduction of direct manufacturing employment as customer orders decline. The cash fixed cost reductions are primarily being achieved through company wide reductions of managerial, professional, indirect manufacturing and administrative employees along with organizational rationalization. The majority of the actions necessary to effect this cost reduction had been taken by the end of the quarter and the Company will complete virtually all of these actions in the first quarter of 2002. As a result, at the end of 2001, Hexcel employed 5,376 people, down almost 15% from September, and we expect to reduce that number to approximately 4,500 by the end of 2002. The fourth quarter 2001 restructuring plan has resulted in a $47.9 million charge to earnings for the Company with cash costs expected to approximate $35.0 million. Cash costs of approximately $3.0 million were incurred in the fourth quarter. The balance will be incurred over the next four quarters. The Company also incurred business consolidation expenses of $3.2 million during the quarter primarily relating to its previously announced actions to close its Gilbert (AZ) and Lancaster (OH) pre-preg manufacturing plants. The closure of the Gilbert plant was completed during the quarter ahead of schedule and it is anticipated that the Lancaster plant closure will be completed in the second quarter of 2002.

IMPAIRMENT OF GOODWILL AND INTANGIBLE ASSETS
During the fourth quarter of 2001, Hexcel reviewed the carrying values of its long-lived assets, particularly goodwill and other intangible assets acquired in recent years. The review was undertaken in response to changes in market conditions and the Company's outlook as a result of the announced reductions in commercial airline production following the tragic events of September 11th, the unprecedented decline in demand for the Company's woven glass fabrics, and the overall weakness in the U.S. economy. These adverse changes in business conditions in recent months have led to the lowering of revenue forecasts associated with certain business segments. As a result of the review, the Company determined that the goodwill and other purchased intangibles acquired from Clark Schwebel in 1998, and acquired from Fiberite in 1997 were not fully recoverable. Based upon this review, the Company recorded non-cash charges of $292.1 million and $17.0 million to impair substantial portions of the goodwill and other intangible assets acquired in these transactions, respectively. The Company has determined fair value of the impaired assets using discounted future cash flow models, market valuations and third party appraisals, where appropriate. There were no tax benefits recognized on the impairments.

TAXES
As previously disclosed at the time of our second quarter earnings release, in light of its business outlook at that time, Hexcel determined to increase its tax provision rate through the establishment of a non-cash valuation allowance attributable to currently generated U.S. net operating losses until operations have returned to consistent profitability. The significant events that have occurred since that time including the delay in the anticipated recovery in the electronics market, anticipated reductions in future commercial aircraft production, and a general weakening of the economy have reduced expectations of future operating performance of the Company, and along with the recognition of the non-recurring charges in the fourth quarter, have lowered estimates of U.S. taxable income during the carry-forward period. Based upon these estimates, the Company has included in its tax provision a charge of $32.6 million, which represents all of its previously reported U.S. deferred tax assets.

EQUITY IN LOSSES OF AFFILIATED COMPANIES AND WRITE-DOWN OF AN INVESTMENT

During the fourth quarter, the Company wrote down the carrying value of its equity investment in Interglas Technologies AG. Interglas Technologies has also been impacted by the unprecedented decline in the electronics industry and its share price has declined significantly. The Company has recorded a non-cash write-down of $7.8 million. There was no tax benefit recognized on the write-down.

Excluding this write-down, the equity in losses of affiliated companies was $2.3 million for the fourth quarter 2001, reflecting the on-going impact of the electronics market decline on the Company's Asian reinforcement products joint venture and start-up losses associated with the engineered products ventures in China and Malaysia. The Company anticipates reporting comparable equity in losses in the first quarter of 2002. These losses by our affiliates did not affect the Company's cash flows.

DEBT AND CASH FLOW
The Company's total debt, net of cash, decreased by $3.3 million to $674.3 million at December 31, 2001 as compared to September 30, 2001. The decrease in net debt in the quarter reflects the benefits of a $13.1 million reduction in net working capital during the quarter.

The Company will be holding a conference call at 11:00 A.M. today to discuss its fourth quarter results. The call will be available in the investor information section of Hexcel's web site (www.hexcel.com).

                                      *****

Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial applications.

                    DISCLAIMER ON FORWARD LOOKING STATEMENTS

This press release contains statements that are forward looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial products), sales volumes, cost reductions from its restructuring programs together with their associated improvements, manufacturing productivity, gross margin performance, EBITDA, equity in earnings of joint ventures, working capital management and that the amendment to its Senior Credit Facility will accommodate its anticipated performance in 2002. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

- --------------------------------------------------------------------------------------------------------------------
                                                                                UNAUDITED
                                                      --------------------------------------------------------------
                                                          QUARTER ENDED DECEMBER 31,      YEAR-ENDED DECEMBER 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                          2001           2000           2001           2000
- --------------------------------------------------------------------------------------------------------------------
Net sales                                                $   239.1       $   256.9      $  1,009.4     $  1,055.7
Cost of sales                                                203.9           199.9           818.6          824.3
- --------------------------------------------------------------------------------------------------------------------
  Gross margin                                                35.2            57.0           190.8          231.4

Selling, general and administrative expenses                  27.8            29.9           120.9          123.9
Research and technology expenses                               4.6             4.6            18.6           21.2
Business consolidation and restructuring expenses             51.1             6.4            58.4           10.9
Impairment of goodwill and other purchased
  intangibles                                                309.1               -           309.1              -
- --------------------------------------------------------------------------------------------------------------------
  Operating income (loss)                                   (357.4)           16.1          (316.2)          75.4
Gain on sale of
   Bellingham aircraft interiors business                       -                -               -           68.3
Interest expense                                              15.2            17.1            64.8           68.7
- --------------------------------------------------------------------------------------------------------------------
  Income (loss) before income taxes                         (372.6)           (1.0)         (381.0)           75.0
Provision for (benefit from) income taxes                     31.5            (0.4)           40.5            26.3
- --------------------------------------------------------------------------------------------------------------------
   Income (loss) before equity in earnings                 (404.1)            (0.6)         (421.5)          48.7

Equity in earnings (losses) in affiliate companies
  and a write-down of an investment                         (10.1)             1.6            (9.5)           5.5
- --------------------------------------------------------------------------------------------------------------------
   Income (loss) before extraordinary item                 (414.2)             1.0          (431.0)          54.2
Extraordinary gain (loss) on early retirement of debt          0.4               -            (2.7)
- --------------------------------------------------------------------------------------------------------------------
  Net income (loss)                                      $ (413.8)       $     1.0      $   (433.7)    $     54.2
- --------------------------------------------------------------------------------------------------------------------
Net income (loss) per share:
  Basic:
    Income (loss) before extraordinary item             $   (10.89)     $     0.03     $    (11.47)   $      1.47
    Extraordinary gain (loss) on early retirement of
       Debt                                                   0.01               -           (0.07)             -
- --------------------------------------------------------------------------------------------------------------------
  Net income (loss)                                     $   (10.88)     $     0.03     $    (11.54)   $      1.47
- --------------------------------------------------------------------------------------------------------------------
  Diluted:
    Income (loss) before extraordinary item             $   (10.89)     $     0.03     $    (11.47)   $      1.32
    Extraordinary gain (loss) on early retirement of
       Debt                                                   0.01               -           (0.07)             -
- --------------------------------------------------------------------------------------------------------------------
  Net income (loss)                                     $   (10.88)     $     0.03     $    (11.54)   $      1.32
- --------------------------------------------------------------------------------------------------------------------
  Diluted income (loss) before extraordinary item,
    excluding goodwill amortization                     $   (10.84)     $     0.08     $    (11.25)   $      1.51

Weighted average shares: (a)
  Basic                                                       38.0            37.0            37.6           36.8
  Diluted                                                     38.0            38.1            37.6           45.7
- --------------------------------------------------------------------------------------------------------------------

(a) The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the 2001 and fourth quarter 2000 computations of net income (loss) per diluted share, as they were antidilutive. In addition, stock options were excluded from the 2001 computations due to their anti-dilutive impact.

     THE FOLLOWING SCHEDULE OF PRO FORMA AND ADJUSTED AMOUNTS IS NOT BASED ON GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES, BUT IS PROVIDED TO EXPLAIN THE IMPACT OF CERTAIN ITEMS AND TO PROVIDE A MEASURE OF HEXCEL'S OPERATING PERFORMANCE IN A WAY THAT IS COMMONLY USED BY INVESTORS AND FINANCIAL ANALYSTS TO ANALYZE AND COMPARE COMPANIES. THIS SCHEDULE MAY NOT BE COMPARABLE TO SIMILARLY TITLED FINANCIAL MEASURES OF OTHER COMPANIES, DOES NOT REPRESENT ALTERNATIVE MEASURES OF HEXCEL'S CASH FLOWS OR OPERATING INCOME, AND SHOULD NOT BE CONSIDERED IN ISOLATION OR AS SUBSTITUTES FOR MEASURES OF PERFORMANCE PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

HEXCEL CORPORATION AND SUBSIDIARIES
SCHEDULE OF PRO FORMA AND ADJUSTED AMOUNTS

- ------------------------------------------------------------------------------------------------------------------------
                                                                                      UNAUDITED
                                                            --------------------------------------------------------------
                                                              QUARTER ENDED DECEMBER 31,      YEAR-ENDED DECEMBER 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                2001           2000         2001           2000
- ------------------------------------------------------------------------------------------------------------------------
Net sales (AS REPORTED ON GAAP BASIS)                          $   239.1     $   256.9      $  1,009.4     $   1055.7
   Bellingham aircraft interiors business net sales                    -             -               -          (18.9)
- ------------------------------------------------------------------------------------------------------------------------
PRO FORMA NET SALES                                           $    239.1    $    256.9     $   1,009.4    $    1036.8
- ------------------------------------------------------------------------------------------------------------------------

Net income (loss) (AS REPORTED ON GAAP BASIS)                 $   (413.8)   $      1.0     $    (433.7)   $      54.2
   Business consolidation and restructuring expenses                51.1           6.4            58.4           10.9
   Impairment of goodwill and other purchased intangibles          309.1             -           309.1              -
   Compensation expenses associated with the former
     CEO's retirement                                                  -             -             4.7              -
   Gain on sale of Bellingham aircraft interiors business              -             -               -          (68.3)
   Interest expense                                                 15.2          17.1            64.8           68.7
   Provision for (benefit from) income taxes                        31.5          (0.4)           40.5           26.3
   Depreciation & amortization                                      17.1          14.6            63.2           58.7
   Equity in (earnings) losses in affiliated companies and a
     write-down of an investment                                    10.1          (1.6)            9.5           (5.5)
   Extraordinary (gain) loss on early retirement of debt           (0.4)             -             2.7              -
   Other                                                               -             -               -           (0.1)
- ------------------------------------------------------------------------------------------------------------------------
ADJUSTED EBITDA                                               $     19.9    $     37.1     $     119.2    $     144.9
- ------------------------------------------------------------------------------------------------------------------------
Bellingham aircraft interiors business:
   Net sales                                                           -             -               -          (18.9)
   Cost of sales                                                       -             -               -           14.4
   Operating expense                                                   -             -               -            4.3
   Interest expense                                                    -             -               -            3.1
   Benefit from income taxes and other                                 -             -               -           (3.8)
- ------------------------------------------------------------------------------------------------------------------------
PRO FORMA ADJUSTED EBITDA                                     $     19.9    $     37.1     $     119.2    $     144.0
- ------------------------------------------------------------------------------------------------------------------------


Operating income (loss) (AS REPORTED ON GAAP BASIS)           $  (357.4)    $     16.1     $    (316.2)   $      75.4
   Business consolidation and restructuring expenses                51.1           6.4            58.4           10.9
   Impairment of goodwill and other purchased intangibles          309.1             -           309.1              -
   Compensation expenses associated with the former
     CEO's retirement                                                  -             -             4.7              -
- ------------------------------------------------------------------------------------------------------------------------
ADJUSTED OPERATING INCOME                                     $      2.8    $     22.5     $      56.0    $      86.3
- ------------------------------------------------------------------------------------------------------------------------

HEXCEL CORPORATION AND SUBSIDIARIES
ACTUAL AND PRO FORMA NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT

- --------------------------------------------------------------------------------------------------------------------
                                                                          UNAUDITED
                                           -------------------------------------------------------------------------
                                            COMMERCIAL     SPACE &
(IN MILLIONS)                               AEROSPACE       DEFENSE       ELECTRONICS      INDUSTRIAL     TOTAL
- --------------------------------------------------------------------------------------------------------------------
FOURTH QUARTER 2001 NET SALES
Reinforcement products                      $   13.4       $     4.3        $    11.6      $    34.0     $    63.3
Composite materials                             81.9            31.8                -           29.6         143.3
Engineered products                             28.9             3.6                -              -          32.5
- --------------------------------------------------------------------------------------------------------------------
  Total                                     $  124.2       $    39.7        $    11.6      $    63.6     $   239.1
                                                 52%             16%               5%            27%          100%
- --------------------------------------------------------------------------------------------------------------------

THIRD QUARTER 2001 NET SALES
Reinforcement products                      $   15.9       $     3.3        $   14.2       $   29.5      $   62.9
Composite materials(1)                          87.2            28.4               -           32.4         148.0
Engineered products                             26.1             3.6               -              -          29.7
- --------------------------------------------------------------------------------------------------------------------
  Total                                     $  129.2       $    35.3        $   14.2       $   61.9      $  240.6
                                                 54%             14%              6%            26%          100%
- --------------------------------------------------------------------------------------------------------------------

FOURTH QUARTER 2000 NET SALES
Reinforcement products                      $   13.6       $     3.4        $    46.1      $    26.0     $    89.1
Composite materials(1)                          84.0            27.2                -           29.2         140.4
Engineered products                             24.9             2.5                -              -          27.4
- --------------------------------------------------------------------------------------------------------------------
  Total                                     $  122.5       $    33.1        $    46.1      $    55.2     $   256.9
                                                 48%             13%              18%            21%          100%
- --------------------------------------------------------------------------------------------------------------------


2001 NET SALES
Reinforcement products                      $   63.6       $    16.2        $    77.0      $   120.0     $   276.8
Composite materials                            365.0           112.5                -          130.2         607.7
Engineered products                            110.3            14.6                -              -         124.9
- --------------------------------------------------------------------------------------------------------------------
  Total                                     $  538.9       $   143.3        $    77.0      $   250.2     $ 1,009.4
                                                 53%             14%               8%            25%          100%
- --------------------------------------------------------------------------------------------------------------------

2000 PRO FORMA NET SALES
Reinforcement products                      $   60.6       $    13.6        $   181.2      $   103.8     $   359.2
Composite materials(1)                         336.8           106.2                -          124.0         567.0
Engineered products                            101.4             9.2                -              -         110.6
- --------------------------------------------------------------------------------------------------------------------
  Total                                     $  498.8       $   129.0        $   181.2      $   227.8     $ 1,036.8
                                                 48%             12%              18%            22%          100%
- --------------------------------------------------------------------------------------------------------------------

(1) Market allocations for composite materials have been restated for comparative purposes to conform to the 2001 presentation of materials to end markets.

HEXCEL CORPORATION AND SUBSIDIARIES
ACTUAL AND PRO FORMA SEGMENT DATA

- --------------------------------------------------------------------------------------------------------------------
                                                                        UNAUDITED
                                      ------------------------------------------------------------------------------
                                       REINFORCEMENT       COMPOSITE      ENGINEERED     CORPORATE
(IN MILLIONS)                            PRODUCTS          MATERIALS       PRODUCTS      & OTHER(1)        TOTAL
- --------------------------------------------------------------------------------------------------------------------

FOURTH QUARTER 2001
- --------------------------------------------------------------------------------------------------------------------
  Net sales to external customers         $   63.3         $  143.3     $     32.5     $       -       $  239.1
  Intersegment sales                          20.0              1.8              -             -           21.8
- --------------------------------------------------------------------------------------------------------------------
    Total sales                               83.3            145.1           32.5             -          260.9

  Adjusted operating income (loss)            (0.5)             9.8            0.3          (6.8)           2.8
  Depreciation and amortization               10.6              5.3            0.7           0.5           17.1
  Business consolidation and
  restructuring expenses                      16.0             20.5            5.7           8.9           51.1
  Capital expenditures                         2.3              5.1            0.3           0.2            7.9
- --------------------------------------------------------------------------------------------------------------------

THIRD QUARTER 2001
- --------------------------------------------------------------------------------------------------------------------
  Net sales to external customers         $   62.9         $  148.0           29.7     $       -       $  240.6
  Intersegment sales                          26.7              2.0              -             -           28.7
- --------------------------------------------------------------------------------------------------------------------
    Total sales                               89.6            150.0           29.7             -          269.3

  Adjusted operating income (loss)             1.6             17.1            0.6          (7.7)          11.6
  Depreciation and amortization                8.9              5.2            0.8           0.5           15.4
  Business consolidation expenses              3.1              0.8              -           0.5            4.4
  Capital expenditures                         4.3              4.5            0.1           0.1            9.0
- --------------------------------------------------------------------------------------------------------------------

FOURTH QUARTER 2000
- --------------------------------------------------------------------------------------------------------------------
  Net sales to external customers         $   89.1         $  140.4     $     27.4     $       -       $  256.9
  Intersegment sales                          24.3              1.7              -             -           26.0
- --------------------------------------------------------------------------------------------------------------------
    Total sales                              113.4            142.1           27.4             -          282.9

  Adjusted operating income (loss)            11.6             16.3            1.1          (6.5)          22.5
  Depreciation and amortization                8.6              4.5            0.7           0.8           14.6
  Business consolidation expenses              0.6              5.7            0.1             -            6.4
  Capital expenditures                         7.1              9.5            0.2           0.6           17.4
- --------------------------------------------------------------------------------------------------------------------


2001
- --------------------------------------------------------------------------------------------------------------------
  Net sales to external customers         $  276.8         $  607.7     $    124.9     $       -       $ 1,009.4
  Intersegment sales                         104.7              7.9              -             -          112.6
- --------------------------------------------------------------------------------------------------------------------
    Total sales                              381.5            615.6          124.9             -         1,122.0

  Adjusted operating income (loss)            14.9             69.8            2.4         (31.1)          56.0
  Depreciation and amortization               37.8             20.3            3.0           2.1           63.2
  Business consolidation and
    restructuring expenses                    19.3             24.0            5.7           9.4           58.4
  Capital expenditures                        19.3             17.9            0.6           1.0           38.8
- --------------------------------------------------------------------------------------------------------------------

PRO FORMA 2000
- --------------------------------------------------------------------------------------------------------------------
  Net sales to external customers         $  359.2         $  567.0     $    110.6     $       -       $ 1,036.8
  Intersegment sales                          97.5              7.1              -             -          104.6
- --------------------------------------------------------------------------------------------------------------------
    Total sales                              456.7            574.1          110.6             -         1,141.4

  Adjusted operating income (loss)            46.2             68.5            5.5         (34.2)          86.0
  Depreciation and amortization               34.1             18.5            2.8           2.6           58.0
  Business consolidation expenses             (1.4)            10.9            1.4             -           10.9
  Capital expenditures                        15.6             21.2            1.1           1.7           39.6
- --------------------------------------------------------------------------------------------------------------------

(1) The Company does not allocate corporate expenses to its business segments.

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

- ---------------------------------------------------------------------------------------------------------------------
                                                                              UNAUDITED
                                                                         --------------------------------------------
                                                                             December 31,          December 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                             2001                  2000
- ---------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                  $      11.6            $       5.1
   Accounts receivable, net                                                        140.5                  150.3
   Inventories                                                                     131.7                  155.4
   Prepaid expenses and other assets                                                 4.4                   15.2
- ---------------------------------------------------------------------------------------------------------------------
   Total current assets                                                            288.2                  326.0

Property, plant and equipment                                                      621.7                  615.3
Less accumulated depreciation                                                     (287.8)                (255.6)
- ---------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                                333.9                  359.7

Goodwill and other purchased intangibles, net of accumulated
   amortization                                                                     72.4                  391.7
Investments in affiliated companies                                                 56.9                   72.1
Other assets                                                                        42.7                   61.9
- ---------------------------------------------------------------------------------------------------------------------

Total assets                                                                 $     794.1            $   1,211.4
- ---------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations          $      17.4            $      22.1
  Accounts payable                                                                  58.6                   69.4
  Accrued liabilities                                                              136.4                  106.4
- ---------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                        212.4                  197.9

Long-term notes payable and capital lease obligations                              668.5                  651.5
Other non-current liabilities                                                       45.8                   46.3
- ---------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                  926.7                  895.7

Stockholders' equity:
Preferred stock, no par value, 20.0 shares of stock authorized,
  no shares issued or outstanding in 2001 and 2000                                     -                      -
Common stock, $0.01 par value, 100.0 shares of stock authorized,
  shares issued and outstanding of 39.4 in 2001 and 38.0 in 2000                     0.4                    0.4
Additional paid-in capital                                                         287.7                  280.7
Retained earnings (accumulated deficit)                                           (367.9)                  65.8
Accumulated other comprehensive loss                                               (39.7)                 (20.0)
- ---------------------------------------------------------------------------------------------------------------------
                                                                                  (119.5)                 326.9
Less - Treasury stock, at cost, 1.2 shares in 2001 and 0.9 shares in               (13.1)                 (11.2)
  2000
- ---------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        (132.6)                 315.7
- ---------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                   $     794.1            $   1,211.4
- ---------------------------------------------------------------------------------------------------------------------


Total debt, net of cash                                                      $     674.3            $     668.5
- ---------------------------------------------------------------------------------------------------------------------

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

- ------------------------------------------------------------------------------------------------------------------------
                                                                                       UNAUDITED
                                                              ----------------------------------------------------------
                                                                QUARTER ENDED DECEMBER 31,    YEAR-ENDED DECEMBER 31,
(IN MILLIONS)                                                       2001         2000            2001           2000
- ------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $   (413.8)  $      1.0        $   (433.7)    $    54.2
  Reconciliation to net cash provided by operating
   activities:
    Depreciation and amortization                                   17.1         14.6              63.2          58.7
    Deferred income taxes                                           30.5         (3.2)             27.6           8.6
    Business consolidation and restructuring expenses               51.1          6.4              58.4          10.9
    Business consolidation and restructuring payments               (6.6)        (3.6)            (12.0)        (11.8)
    Impairment of goodwill and other purchased intangibles         309.1            -             309.1             -
    Equity in (earnings) losses in affiliated companies and
        a write-down of an investment                               10.1         (1.6)              9.5          (5.5)
    Extraordinary loss on early retirement of debt                     -            -               0.7             -
    Gain on sale of Bellingham aircraft interiors business             -            -                 -         (68.3)
    Gain on curtailment of pension plan                                -         (5.1)                -          (5.1)
    Working capital changes and other                               13.1         11.7              12.2          (8.7)
- ------------------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                         10.6         20.2              35.0          33.0
- ------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                              (7.9)       (17.4)            (38.8)        (39.6)
  Proceeds from sale of Bellingham aircraft interiors                  -            -                 -         113.3
    business
  Proceeds from sale of other assets                                   -            -                 -           3.4
  Investments in affiliated companies                                  -         (2.3)              0.8          (8.3)
  Other                                                                -            -              (0.3)            -
- ------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) investing activities              (7.9)       (19.7)            (38.3)         68.8
- ------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings (repayments) from credit facilities, net               (2.0)        (1.1)             24.6          29.5
  Repayments of long-term debt and capital lease                    (5.9)        (7.3)            (12.1)       (126.0)
    obligations, net
  Debt issuance costs                                                  -            -              (3.5)         (0.9)
  Activity under stock plans and other                                 -          0.2              (0.4)          2.4
- ------------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) financing activities              (7.9)        (8.2)              8.6         (95.0)
- ------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents         0.3         (1.0)              1.2          (1.9)
- ------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                (4.9)        (8.7)              6.5           4.9
Cash and cash equivalents at beginning of period                    16.5         13.8               5.1           0.2
- ------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                    $     11.6          5.1        $     11.6     $     5.1
- ------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DATA:
  Cash interest paid                                          $      6.0   $      7.1        $     62.0     $    63.3
  Cash taxes paid                                             $      8.3   $      5.4        $     20.4     $    11.5
- ------------------------------------------------------------------------------------------------------------------------